Exhibit 99.1 Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com Investor Contact: Michael Sherrick +1 203 517 3104 michael.sherrick@isg-one.com

Information Services Group Announces

Second-Quarter 2026 Results

●	Reports second-quarter GAAP revenues of $65.5 million, up 6.4% versus prior year, exceeding guidance
●	Reports second-quarter GAAP net income of $3.3 million, up 51%; GAAP EPS of $0.07, up 75%, and adjusted EPS of $0.10, up 25%, all versus prior year
●	Reports second-quarter adjusted EBITDA of $9.4 million, up 13% versus prior year, exceeding guidance
●	Announces $30 million expansion of share repurchase program
●	Declares third-quarter dividend of $0.045 per share, payable September 25, 2026, to shareholders of record as of September 4, 2026
●	Sets third-quarter guidance: revenues between $63.5 million and $64.5 million and adjusted EBITDA between $8.5 million and $9.5 million

STAMFORD, Conn., August 5, 2026 ― Information Services Group (ISG) (Nasdaq: III), a global AI-centered technology research and advisory firm, today announced financial results for the second quarter ended June 30, 2026.

“ISG had a very strong second quarter, generating our highest quarterly revenue since 2023,” said Michael P. Connors, chairman and CEO. “We delivered Q2 revenue of $65.5 million, up more than 6 percent; adjusted EBITDA of $9.4 million, up 13 percent, and an adjusted EBITDA margin of 14.3 percent, up more than 80 basis points from the prior year. Our growth this quarter was led by Europe, up 10 percent, and the Americas, up 7 percent, while our recurring revenues reached a new quarterly high of $30 million, driven by our AI-centered research and governance services. This completes an excellent first half for our firm.”

Connors noted that the firm’s performance is enabling it to accelerate returns to shareholders. “Given our strong results,” Connors said, “our Board of Directors has authorized an additional $30 million in share repurchases, the single largest expansion of our share buyback program in our history.”

Second-Quarter 2026 Results

Reported revenues for the second quarter were $65.5 million, up 6.4 percent from $61.6 million in the prior year.

Revenues were $42.1 million in the Americas, up 7 percent on a reported basis. Revenues in Europe were $18.3 million, up 10 percent on a reported basis, and Asia Pacific revenues were $5.1 million, down 7 percent on a reported basis, all versus the prior year.

ISG reported second-quarter operating income of $5.9 million, compared with operating income of $4.7 million in the prior year. Reported second-quarter net income was $3.3 million, compared with net income of $2.2 million in the prior year. Fully diluted earnings per share were $0.07, compared with fully diluted earnings per share of $0.04 in the prior year.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the second quarter was $5.0 million, or $0.10 per share on a fully diluted basis, compared with adjusted net income of $4.1 million, or $0.08 per share on a fully diluted basis, in the prior year’s second quarter.

Second-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $9.4 million, up 13 percent from the prior year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 14.3 percent, compared with 13.5 percent in the prior year’s second quarter.

Other Financial and Operating Highlights

ISG generated cash from operations of $5.2 million in the second quarter, compared with using $0.7 million of cash from operations in the first quarter of 2026. The firm’s cash balance totaled $23.7 million at June 30, 2026, up from $22.7 million at March 31, 2026. During the second quarter, ISG paid dividends of $2.3 million and repurchased $1.5 million of shares.

2026 Third-Quarter Revenue and Adjusted EBITDA Guidance

“Our unique mix of AI-centered research, advisory and governance services is proving its value in today’s AI-driven market, while our cost optimization and business transformation services continue to be prized by our clients amid uncertain macro conditions,” said Connors. “Considering these ongoing demand characteristics, ISG is targeting third-quarter revenues between $63.5 million and $64.5 million and adjusted EBITDA of between $8.5 million and $9.5 million, which will continue our year-over-year growth. We continuously monitor the macroeconomic environment, including the impact of FX, inflation and other factors, and will adjust our business plans, if needed.”

Share Repurchase Authorization

The ISG Board of Directors approved a new share repurchase authorization of $30 million, increasing to $32.3 million the aggregate available under its share repurchase program. The new share repurchase program will take effect upon completion of the firm’s current program, which has approximately $2.3 million remaining as of June 30, 2026.

“ISG remains committed to a disciplined capital allocation strategy that consists of reinvesting in our business, returning capital to shareholders via dividends and share repurchases and supplementing our organic growth with strategic acquisitions to drive long-term shareholder value," said Connors.

Quarterly Dividend

The ISG Board of Directors declared a third-quarter dividend of $0.045 per share, payable on September 25, 2026, to shareholders of record as of September 4, 2026.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, August 6, 2026, to discuss the company’s second-quarter results. The call can be accessed by dialing +1 (800) 715-9871; or, for international callers, by dialing +1 (646) 307-1963. The access code is 2802159. A recording of the conference call will be accessible on ISG’s investor relations page for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general domestic and foreign political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; (14) clients’ termination, delay, or reduction in scope of engagements, or inability to pay; (15) the effect of the divestiture of the automation unit on ISG’s relationships with its customers and suppliers and on its retained business generally; (16) the success of ISG’s focus on AI advisory and AI-powered platforms; (17) changes to trade policy, including new or increased tariffs and changing import/export regulations, and (18) potential employment-related claims. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and six months ended June 30, 2026, and June 30, 2025. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and ISG’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, interest accretion associated with contingent consideration, acquisition- and disposition-related costs, gains/losses on disposal of assets, and severance, integration and other expense), adjusted net income (defined as net income, plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, interest accretion associated with contingent consideration, acquisition- and disposition-related costs, gains/losses on disposal of assets, and severance, integration and other expense on a tax-adjusted basis), and adjusted net income per diluted share, excluding the net tax effect of certain financial data, which are non-GAAP measures that ISG believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Nasdaq: III) is a global AI-centered technology research and advisory firm. A trusted partner to more than 900 clients, including 75 of the world’s top 100 enterprises, ISG is a long-time leader in technology and business services that is now at the forefront of leveraging AI to help organizations achieve operational excellence and faster growth. The firm, founded in 2006, is known for its proprietary market data and research, in-depth knowledge and governance of provider ecosystems, and the expertise of its 1,500 professionals worldwide working together to help clients maximize the value of their technology investments.

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Information Services Group, Inc.

Condensed Consolidated Statement of Income and Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues	$65,488	$61,565	$126,671	$121,148
Operating expenses
Direct costs and expenses for advisors	33,519	35,591	68,322	69,518
Selling, general and administrative	25,055	20,144	45,372	41,299
Depreciation and amortization	1,057	1,165	2,104	2,270
Operating income	5,857	4,665	10,873	8,061
Interest income	27	37	59	92
Interest expense	(897)	(1,046)	(1,774)	(2,102)
Foreign currency transaction gain (loss)	254	(96)	406	(93)
Income before taxes	5,241	3,560	9,564	5,958
Income tax provision	1,943	1,377	3,550	2,287
Net income	$3,298	$2,183	$6,014	$3,671

Weighted average shares outstanding:
Basic	48,058	48,274	47,902	48,322
Diluted	49,840	50,129	50,008	50,190

Earnings per share:
Basic	$0.07	$0.05	$0.13	$0.08
Diluted	$0.07	$0.04	$0.12	$0.07

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income	$3,298	$2,183	$6,014	$3,671
Plus:
Interest expense (net of interest income)	870	1,009	1,715	2,010
Income tax provision	1,943	1,377	3,550	2,287
Depreciation and amortization	1,057	1,165	2,104	2,270
Loss (gain) on asset disposal	3	—	(44)	—
Interest accretion associated with contingent consideration	5	9	11	20
Acquisition and disposition-related costs (1)	7	123	79	203
Severance, integration and other expense	257	332	682	715
Foreign currency transaction (gain) loss	(254)	96	(406)	93
Non-cash stock compensation	2,179	2,004	3,933	4,424
Adjusted EBITDA	$9,365	$8,298	$17,638	$15,693

Net income	$3,298	$2,183	$6,014	$3,671
Plus:
Non-cash stock compensation	2,179	2,004	3,933	4,424
Intangible amortization	235	318	470	637
Loss (gain) on asset disposal	3	—	(44)	—
Interest accretion associated with contingent consideration	5	9	11	20
Acquisition and disposition-related costs (1)	7	123	79	203
Severance, integration and other expense	257	332	682	715
Foreign currency transaction (gain) loss	(254)	96	(406)	93
Tax effect (2)	(779)	(922)	(1,512)	(1,949)
Adjusted net income	$4,951	$4,143	$9,227	$7,814

Weighted average shares outstanding:
Basic	48,058	48,274	47,902	48,322
Diluted	49,840	50,129	50,008	50,190

Adjusted earnings per share:
Basic	$0.10	$0.09	$0.19	$0.16
Diluted	$0.10	$0.08	$0.18	$0.16

(1)	Consists of expenses from acquisition and disposition-related costs and non-cash fair value adjustments on pre-acquisition contract liabilities.
(2)	Marginal tax rate of 32%, reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S. states and foreign jurisdictions.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

		Constant	Three Months Ended		Constant	Three Months Ended
	Three Months Ended	currency	June 30, 2026	Three Months Ended	currency	June 30, 2025
	June 30, 2026	impact	Adjusted	June 30, 2025	impact	Adjusted
Revenue	$65,488	$162	$65,650	$61,565	$895	$62,460
Operating income	$5,857	$(425)	$5,432	$4,665	$86	$4,751
Adjusted EBITDA	$9,365	$(417)	$8,948	$8,298	$123	$8,421

	Six Months Ended	Constant	Six Months Ended	Six Months Ended	Constant	Six Months Ended
	Ended	currency	June 30, 2026	Ended	currency	June 30, 2025
	June 30, 2026	impact	Adjusted	June 30, 2025	impact	Adjusted
Revenue	$126,671	$301	$126,972	$121,148	$2,836	$123,984
Operating income	$10,873	$(696)	$10,177	$8,061	$327	$8,388
Adjusted EBITDA	$17,638	$(682)	$16,956	$15,693	$427	$16,120